EXHIBIT 10.1
WILLIAM R. MIERTSCHIN
6867 Anglebluff Circle
Dallas, Texas 75248
February 5, 2007
Mr. Patrick McGeeney, CEO
MBI Financial, Inc.
1845 Woodall Rogers, Suite 1020
Dallas, Texas 75201
Dear Pat,
     Please accept this letter as my resignation as a Director on the Board of Directors of MBI Financial, Inc., effective Monday, February 5, 2007.
     Please be advised that I am resigning for professional reasons to pursue other ventures and have no material disagreement with the management of MBI Financial, Inc. Also, I am not aware of any material matters or events that need to be disclosed by management at this time.
Sincerely,

William R. Miertschin